Company Contacts: Claire Fong Tom Chesterman Tel: 510.601.2000 investor@bionovo.com	Investor Contacts: Joe Diaz, Robert Blum Joe Dorame Lytham Partners, LLC Tel: 602.889.9700 bnvi@lythampartners.com

Bionovo Announces Second Quarter 2009 Highlights and Financial Results

EMERYVILLE, Calif. – August 10, 2009 -- Bionovo, Inc. (NASDAQ: BNVI) today announced second quarter highlights and financial results for the three months ended June 30, 2009.

Company Highlights

--
Further results from the phase 1B clinical trial of Bezielle (BZL101) in 27 patients with metastatic breast cancer showed Bezielle to be safe and well-tolerated with encouraging evidence of clinical activity in a heavily pretreated patient population – most importantly including:

•	31% had stable disease for more than 90 days;
•	13% had stable disease for more than 180 days;
•	three patients had objective tumor regression;
•	one patient had objective tumor regression while on Bezielle therapy for 449 days and continues to be stable off of study medication for over 600 days;
•	a second patient continues to be stable for 832 days and has not started any new anticancer treatment;
•	a third patient was stable without any new anticancer therapy for 591 days;
•	there were no deaths or serious adverse events that were attributed to Bezielle (BZL101); and
•	the most common side effects associated with Bezielle (BZL101) were minor and gastrointestinal in nature.

These results provide further evidence that Bezielle (BZL101) may provide an important option for women suffering from advanced breast cancer, an extremely difficult to treat subset of the breast cancer population.

--
On the SERM platform, a peer-reviewed study published in the journal Public Library of Science One found that when comparing the gene expression induced by ERb compounds to that induced by estradiol, some differences existed in both the classes of genes regulated and the magnitude of regulation.  These results demonstrate that ERb-selective agonists do not entirely mimic the actions of estradiol after binding to ERb, suggesting that the two classes of drugs will have different biological effects and different side effect profiles.  Additionally, this study found that different types of ERb-selective drugs regulated different genes to varying extents and that therefore different ERb-selective drugs should exert distinct clinical effects. Of the different compounds investigated, Menerba (MF101) was one of the most ERb-selective, and patterns of gene expression were most disparate between Menerba and estradiol.  Menerba also demonstrated unique cell type-specific gene regulation.

--	The Company continues to work towards satisfying the FDA’s requests for clarification of the manufacturing and analytical strategy to be used in ensuring the consistency of its drug products.

--	The Company is aggressively pursuing a variety of funding options which include government grants, partnering, and debt and equity offerings.

--
The Company has selected two more potential contract manufacturing organizations (CMO) to handle clinical, and possibly, commercial needs, and expects to qualify the primary CMO for clinical production by the end of September.

Second Quarter Results

Total operating expenses for the three months ending June 30, 2009 were $4.1 million compared to $4.4 million for the same period in 2008 and $4.6 million for the first quarter of 2009.  Total operating expenses for the second quarter included purchases of lab supplies and raw materials to support the manufacturing process development efforts of its lead drug candidate, Menerba.  Company management expects operating expenses to decrease further in the third quarter.

The Company reported a net loss for the three months ended June 30, 2009 of $4.1 million, or $0.05 per share, compared with a net loss of $4.2 million, or $0.06 per share, for the same period in 2008.

The Company ended the quarter with $5.4 million in cash, cash equivalents and short term investments, and began the quarter with $9.1 million, a difference of $3.7 million.  The cash balance at the end of the quarter reflects the expenses mentioned above.  The Company received $116,000 in a government grant payment following the quarter close, and is aggressively pursuing further grants and other forms of financing.

The Company has secured additional long-term debt funding from its landlord, totaling $204,000 year-to-date, and is continuing to explore alternative financing from a variety of sources.

“We are encouraged by the progress we have been making over the last quarter and are confident we can address the FDA’s requests in a timely fashion and resume clinical testing of Menerba in the near future,” stated Isaac Cohen, Bionovo’s Chairman and Chief Executive Officer.  He added, “We are heartened by the increasing support we are gaining in the scientific and medical communities, and the continuing discoveries we are making in the lab in support of our drug candidates.  We look forward to submitting the CMC package to the FDA and believe that a bright future lies ahead for Bionovo and our drug candidates.”

Conference Call

The Company will conduct a conference call and webcast to review the financial results for the second quarter of fiscal year 2009 and the Company’s plans for the remainder of the year at 5:00 p.m. ET on Monday, August 10, 2009.

Interested parties can access the call by dialing (800) 860-2442 or (412) 858-4600, or can listen via a live Internet web cast, which can be found at http://bionovo.com/investors/events. A replay of the call is available via web cast at http://bionovo.com/investors/events for 30 days or by playback at (877) 344-7549 or (412) 317-0088, conference code 432836, through August 13, 2009.

About Bionovo, Inc.
Bionovo, Inc. is a pharmaceutical company focused on the discovery and development of safe and effective treatments for women's health and cancer, markets with significant unmet needs and billions in potential annual revenue. The company applies its expertise in the biology of menopause and cancer to design new drugs derived from botanical sources which have novel mechanisms of action. Based on the results of early and mid-stage clinical trials, Bionovo believes they have discovered new classes of drug candidates within their rich pipeline with the potential to be leaders in their markets. Bionovo is headquartered in Emeryville, California and is traded on the NASDAQ Capital Market under the symbol, "BNVI". For more information about Bionovo and its programs, visit: http://www.bionovo.com.

Forward Looking Statements
This release contains certain forward-looking statements relating to the business of Bionovo, Inc. that can be identified by the use of forward-looking terminology such as "believes," "expects," or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product development, efficacy and safety, regulatory actions or delays, the ability to obtain or maintain patent or other proprietary intellectual property protection, market acceptance, physician acceptance, third party reimbursement, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov. Bionovo, Inc. is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Financial Tables on Following Pages

Bionovo, Inc.
(A Development Stage Company)
Consolidated Statements of Operations
(Unaudited, in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,		Accumulated from February 1, 2002 (Date of inception) to June 30,
	2009	2008	2009	2008	2009

Revenues	$7	$-	$7	$-	$899

Operating expenses:
Research and development	2,954	2,553	6,555	4,940	33,763
General and administrative	1,175	1,808	2,184	3,630	15,733
Merger cost	-	-	-	-	1,964
Total operating expenses	4,129	4,361	8,739	8,570	51,460

Loss from operations	(4,122)	(4,361)	(8,732)	(8,570)	(50,561)

Change in fair value of warrant liability	-	-	-	-	831
Interest income	16	190	70	496	2,061
Interest expense	(22)	(36)	(55)	(62)	(421)
Other expense	(6)	-	(85)	(19)	(162)
Net loss	$(4,134)	$(4,207)	$(8,802)	$(8,155)	$(48,252)
Basic and diluted net loss per common share	$(0.05)	$(0.06)	$(0.12)	$(0.11)	$(1.09)

Shares used in computing basic and diluted net loss per share	76,363	76,344	76,363	76,344	44,393

Bionovo, Inc.
(A Development Stage Company)
Consolidated Balance Sheets
(in thousands, except share amounts)

	June 30, 2009	December 31, 2008
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,397	$3,270
Short-term investments	1,006	10,292
Receivables	44	126
Prepaid expenses and other current assets	472	805
Total current assets	5,919	14,493
Property and equipment, net	6,601	6,938
Other assets and patent pending, net	1,334	1,073
Total assets	$13,854	$22,504

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$408	$521
Accrued clinical and costs of other studies	60	73
Accrued compensation and benefits	443	456
Current portion of lease obligations	638	682
Current portion of notes payable	7	-
Other current liabilities	717	595
Total current liabilities	2,273	2,327
Non-current portion of lease obligation	260	545
Non-current portion of notes payable	92	-
Total liabilities	2,625	2,872

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; none issued and outstanding	-	-
Common stock $0.0001 par value, 190,000,000 shares authorized, 76,363,101 and 76,363,101 shares outstanding at June 30, 2009 and December 31, 2008, respectively	8	8
Additional paid-in capital	59,471	59,050
Accumulated other comprehensive gain	2	24
Accumulated deficit	(48,252)	(39,450)
Total shareholders’ equity	11,229	19,632
Total liabilities and shareholders’ equity	$13,854	$22,504

* The balance sheet at December 31, 2008 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.